Exhibit 10.2

Execution Version

STOCKHOLDERS AGREEMENT

DATED AS OF FEBRUARY 1, 2021

AMONG

FAST ACQUISITION CORP.,

FAST MERGER CORP.,

FAST SPONSOR, LLC,

AND

TILMAN J. FERTITTA

Exhibit 10.2

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 1, 2021, is made and entered into by and among:

(1) FAST Acquisition Corp., a Delaware corporation (“SPAC”);

(2) FAST Merger Corp., a Texas corporation and direct, wholly-owned Subsidiary of SPAC (the “Company”);

(3) FAST Sponsor, LLC, a Delaware limited liability company (together with any successor thereto, “Sponsor”); and

(4) Tilman J. Fertitta (the “Founder”).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and Legacy Florida are entering into that certain Agreement and Plan of Merger, dated as of February 1, 2021 (the “Merger Agreement”) with FAST Merger Sub Inc., a Texas corporation and direct, wholly owned subsidiary of SPAC (“Merger Sub”), (i) SPAC will merge (the “TX Merger”) with and into the Company, with the Company surviving the TX Merger; (ii) Merger Sub, a Texas corporation and a direct, wholly owned subsidiary of the Company, will merge (the “Merger” and together with the Texas Merger, the “Mergers”) with and into Legacy Florida, with Legacy Florida surviving the Merger as a wholly owned subsidiary of the Company; and (iii) following the consummation of the Mergers, SPAC will be renamed to a name to be determined by Legacy Florida prior to the Closing (terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement);

WHEREAS, following the closing of the Merger, (i) Sponsor will Beneficially Own (as defined herein) shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) and (ii) the Founder will Beneficially Own shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”); and

WHEREAS, in anticipation of the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the Persons party hereto are entering into this Agreement on the date hereof, to be effective upon the Closing, to set forth certain understandings between such Persons with respect to certain governance and other matters of the Company following the Merger.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Persons party hereto, intending to be legally bound, hereby agree as follows:

Article I.

INTRODUCTORY MATTERS

Section 1.01 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” means any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble hereto.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York or the State of Texas.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, restated and/or amended and restated from time to time.

“Class A Common Stock” has the meaning set forth in the Recitals hereto.

“Class B Common Stock” has the meaning set forth in the Recitals hereto.

“Closing” has the meaning set forth in the Recitals hereto.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning set forth in the Preamble hereto.

“control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“designated representatives” means, with respect to a Stockholder Party, (a) it and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder Party’s investment in the Company and (b) any of such Stockholder Party’s or their respective Affiliates’ partners, members, stockholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business, so long as such Person has agreed to maintain the confidentiality of the information relating to the Company provided to it.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Founder” has the meaning set forth in the Preamble hereto.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau, arbitral panel or court, whether domestic, foreign, multinational, or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Law” means any applicable U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, income Tax treaty, Governmental Order, requirement or rule of law (including common law) or other binding directives promulgated, issued, entered into or taken by any Governmental Authority.

“Legacy Florida” means Fertitta Entertainment, Inc., a Texas corporation.

“Merger” has the meaning set forth in the Recitals hereto.

“Merger Agreement” has the meaning set forth in the Recitals hereto.

“Merger Sub” has the meaning set forth in the Recitals hereto.

“Necessary Action” means, with respect to any Person and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such Person’s control that do not directly conflict with any rights expressly granted to such Person pursuant to this Agreement, the Merger Agreement, the Certificate of Incorporation or the bylaws) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board or the stockholders of the Company, (ii) voting or providing a proxy with respect to the Shares Beneficially Owned by such Person, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Certificate of Incorporation or bylaws, including executing written consents in lieu of meetings with respect thereto, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the Person obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such a result.

“Non-Recourse Party” has the meaning set forth in Section 3.14.

“Permitted Transferee” has the meaning set forth in Section 3.05.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act and any Governmental Authority.

“Shares” means shares of Class A Common Stock, shares of Class B Common Stock and any securities of the Company into which such shares of either Class A Common Stock or Class B Common Stock are converted or reclassified or for which such shares of either Class A Common Stock or Class B Common Stock are exchanged.

“SPAC” has the meaning set forth in the Preamble hereto.

“Sponsor” has the meaning set forth in the Preamble hereto.

“Sponsor Designee” has the meaning set forth in Section 2.01(a)(i).

“Sponsor Parties” means the Sponsor and its Permitted Transferees.

“Stockholder Parties” means the Founder and the Sponsor Parties.

“Subsidiary” of any Person means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is directly or indirectly controlled by such Person or one or more of its respective Subsidiaries.

“Sunset Date” means the earliest of the following (a) one year after the completion of the Merger, (b) the date on which the last sale price of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for the 20th trading day within a 30-trading day period commencing at least 150 days after the Merger and (c) the date following the Merger on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

“Tax” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

Section 1.02 Construction. The language used in this Agreement will be deemed to be the language chosen by the Persons party hereto to express their mutual intent, and no rule of strict construction will be applied against any Person party hereto. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II.

CORPORATE GOVERNANCE MATTERS

Section 2.01 Election of Directors.

(a) The Board of Directors is initially comprised of up to eight (8) directors to be designated as follows:

(i)    prior to the Sunset Date, (A) the Sponsor Parties shall be entitled to designate Eugene Remm (the “Sponsor Designee”) to the Board as a Director and (B) the Founder shall be entitled to designate the remaining Directors, one of whom shall be the Chief Executive Officer of the Company; and

(ii)        from and after the Sunset Date, the Founder shall be entitled to designate all of the Directors, one of whom shall be the Chief Executive Officer of the Company.

(b) Following the occurrence of the Sunset Date, and delivery of written notice by the Founder or the Company to the Sponsor Parties or the Sponsor Designee, the Sponsor Designee shall (and the Sponsor Parties shall use best efforts to cause the Sponsor Designee to) immediately tender his resignation as a Director.

(c) Directors are subject to removal pursuant to the applicable provisions of the Certificate of Incorporation; provided, however, that for as long as this Agreement remains in effect and the Sponsor Parties are entitled to designate the Sponsor Designee in accordance with Section 2.01(a), the Sponsor Designee may only be removed with the consent of the Sponsor Parties.

(d) (i)  The rights of the Sponsor Parties pursuant to this Article II shall automatically terminate and be of no further force or effect in the event that a vacancy on the Board is created at any time by the death, retirement, disability, removal or resignation of the Sponsor Designee, and (ii) the Founder shall have the exclusive right (with or without cause) to remove its respective designees from the Board and to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its designees to the Board, and the Company and the Founder shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the Founder as promptly as reasonably practicable. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, neither Sponsor nor the Founder shall have the right to designate a replacement director, and the Company, Sponsor and the Founder shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors designated by such person in excess of the number of directors that such person is then entitled to designate for membership on the Board pursuant to this Agreement.

(e) The Company, Sponsor and the Founder agree, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to, and Sponsor and the Founder shall take all Necessary Action to, (i) include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the nominees designated by Sponsor and the Founder in accordance with rights set forth in Section 2.01(a), (ii) nominate and recommend each such nominee be elected as a Director as provided herein and (iii) solicit proxies or consents in favor thereof and to cause the applicable proxies to vote in accordance with the foregoing. The Company and the Directors shall take all Necessary Action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to enable the Sponsor Parties and the Founder to nominate and effect the election or appointment of the designees such Stockholder Party is permitted to nominate in accordance with Section 2.01(a), whether by increasing the size of the Board or otherwise.

Section 2.02 Other Rights of Sponsor Designee. The Sponsor Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Sponsor Designee and provide the Sponsor Designee with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Certificate of Incorporation, bylaws or other organizational document of the Company, applicable Law or otherwise.

Section 2.03 Compliance of Sponsor Designee. The Sponsor Parties shall use their reasonable best efforts to cause the Sponsor Designee to comply with any qualification requirements for Directors set forth in the Certificate of Incorporation, bylaws or other organizational document of the Company, and all policies, procedures, processes, codes, rules, standards and guidelines applicable to Directors, including the Company’s code of business conduct and ethics, any related person transactions approval policy, any securities trading policies, any Directors’ confidentiality policy and any corporate governance guidelines, and preserve the confidentiality of the Company’s business information, including the discussions of matters considered in meetings of the Board or any committee thereof, at all times that such Sponsor Designee serves as a Director; provided, however, that the Company understands and agrees that the Sponsor Designee may disclose information he or she obtains while serving as a member of the Board to the Sponsor Parties.

Article III.

GENERAL PROVISIONS

Section 3.01 Effectiveness; Termination. This Agreement shall not be effective until the Closing. Following the Closing and subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board, the Founder and the Sponsor Parties as provided under Section 3.03, this Agreement (other than this Article III) shall terminate at the Sunset Date. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

Section 3.02 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Founder or the Company, to Steven L. Scheinthal, General Counsel, 1510 West Loop South, Houston, Texas 77027, and, if to any Stockholder Party, at such Stockholder Party’s address as indicated on the Company’s records. Any Person party hereto may change its address for notice at any time and from time to time by written notice to the other Persons party hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 3.02.

Section 3.03 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company, the Founders and Sponsor Parties holding a majority of the Shares then held by the Sponsor Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 3.01; provided, however, that prior to the Sunset Date, any modification or amendment to Article II, Section 3.01 or this Section 3.03(a), in each case solely with respect to amendments affecting the Sponsor Parties or the Sponsor Designee, shall, in each case, also require the approval of the Sponsor Parties.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any Person party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No Person party hereto shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Each Stockholder Party, in such Stockholder Party’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Stockholder Party shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Stockholder Party.

(e) Any Person party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 3.04 Further Assurances. The Persons party hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Stockholder Parties being deprived of the rights contemplated by this Agreement.

Section 3.05 Assignment. This Agreement may not be assigned without the express prior written consent of the other Persons party hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of any other Person party hereto, Sponsor may assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of Shares that is an Affiliate of Sponsor so long as such Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement substantially in the form of Exhibit A hereto evidencing its agreement to become a party to, and to be bound to the same extent as Sponsor by all of the provisions of, this Agreement (a “Permitted Transferee”). This Agreement will inure to the benefit of and be binding on the Persons party hereto and their respective successors and permitted assigns.

Section 3.06 Third Parties. Except as provided for in Section 3.14 with respect to any Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 3.07 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Section 3.08 Jurisdiction; Waiver of Jury Trial.

(a) Any Action seeking to enforce any provision of, or based upon, arising out of or related to, this Agreement shall be brought against any of the Persons party hereto in any Texas state or United States federal court in Harris County, Texas, and each of the Persons party hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Action and waives any objection to venue laid therein. Process in any such Action may be served on any Person party hereto anywhere in the world, whether within or without the jurisdiction of any such court.

(b) EACH OF THE PERSONS PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 3.09 Specific Performance. Each Person party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other Persons party hereto would be irreparably harmed and could not be made whole by monetary damages. Each Person party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and that the Persons party hereto, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Section 3.10 Entire Agreement. This Agreement sets forth the entire understanding of the Persons party hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the Persons party hereto with respect to such subject matter.

Section 3.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 3.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 3.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

Section 3.14 No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the Persons party hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any Person party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Persons party hereto or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any Person party hereto against the other Persons party hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Persons party hereto have executed this Stockholders Agreement on the day and year first above written.

FAST ACQUISITION CORP.

/s/ Sandy Beall
Name:	Sandy Beall
Title:	Chief Executive Officer

FAST MERGER CORP.

/s/ Sandy Beall
Name:	Sandy Beall
Title:	President

[Signature Page to Stockholders Agreement]

FAST SPONSOR, LLC

By:	/s/ William Douglas Jacob
Name: William Douglas Jacob
Title: Manager

[Signature Page to Stockholders Agreement]

TILMAN J. FERTITTA

By:	/s/ Tilman J. Fertitta
Name:	Tilman J. Fertitta

[Signature Page to Stockholders Agreement]

Exhibit A

FORM OF JOINDER TO STOCKHOLDERS AGREEMENT

_____________, 20___

Reference is made to the Stockholders Agreement, dated as of February 1, 2021, by and among FAST Acquisition Corp., FAST Merger Corp., FAST Sponsor, LLC and Tilman J. Fertitta (as amended from time to time, the “Stockholders Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Stockholders Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Stockholders Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Stockholders Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Stockholders Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title
FERTITTA ENTERTAINMENT, INC.

By:
Name:
Title: